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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 12, 1999 included in QuadraMed Corporation's Form 8-K and to all references to our Firm included in this registration statement. Our report dated April 16, 1998 included in QuadraMed Corporation's Form 10-K/A for the year ended December 31, 1997 is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.

                                                        /s/ ARTHUR ANDERSEN LLP
                                                            --------------------
                                                            Arthur Anderson LLP

San Jose, California

March 10, 1999